As filed with the Securities and Exchange Commission on November 2, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Bandwidth Inc.
(Exact name of Registrant as specified in its charter)

Delaware	56-2242657
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

900 Main Campus Drive
Raleigh, NC 27606
(800) 808-5150
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
David A. Morken
Chairman and Chief Executive Officer
Bandwidth Inc.
900 Main Campus Drive
Raleigh, NC 27606
(800) 808-5150
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Michael Benjamin, Esq.
Shagufa Hossain, Esq.
Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
(212) 906-1200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.001 per share	663,394	(1)(2)	$161.30625	(3)	$107,009,598	$11,675
________________________
(1)    The Registrant is hereby registering 663,394 shares of its Class A common stock delivered to the selling stockholder at closing pursuant to a Share Purchase Agreement, dated as of October 12, 2020, by and among the Registrant, Voicebox S.à r.l., a private limited liability company (société à responsibilité limitée) incorporated under the laws of Luxembourg (RCS number B198.967), Itay Rosenfeld, Stefaan Konings, Dirk Hermans, Gaetan Brichet and Stichting Administratiekantoor Voice, a foundation (stichting) incorporated under the laws of the Netherlands.
(2)    Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Registrant’s Class A common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A common stock.
(3)    Estimated solely for purposes of calculating the registration fee for this offering in accordance with Rule 457(c) of the Securities Act, on the basis of the average of the high and low prices of the Registrant’s Class A common stock on The Nasdaq Stock Market on October 26, 2020.

PROSPECTUS
663,394 Shares of Class A Common Stock
This prospectus relates to the resale of up to 663,394 shares of our Class A common stock that may be offered and sold from time to time by the selling stockholder named in this prospectus. We are registering these shares on behalf of the selling stockholder, to be offered and sold by it from time to time, to satisfy certain registration rights that we have granted to the selling stockholder. The selling stockholder acquired these shares from us pursuant to a Share Purchase Agreement, dated as of October 12, 2020 (the “Purchase Agreement”), by and among us, Voicebox S.à r.l., a private limited liability company (société à responsibilité limitée) incorporated under the laws of Luxembourg (RCS number B198.967) (“Voicebox”), Itay Rosenfeld, Stefaan Konings, Dirk Hermans, Gaetan Brichet and Stichting Administratiekantoor Voice, a foundation (stichting) incorporated under the laws of the Netherlands (“Stichting” and, together with Voicebox, Itay Rosenfeld, Stefaan Konings, Dirk Hermans and Gaetan Brichet, the “Sellers”). For information on the selling stockholder, please see the section entitled “Selling Stockholder” beginning on page 5 of this prospectus.
We will not receive any proceeds from the sale of the shares of Class A common stock covered by this prospectus. We will pay the expenses of registering the shares of Class A common stock to be sold in this offering under the Securities Act of 1933, as amended (the “Securities Act”).
Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “BAND.” On October 30, 2020, the last reported sale price of our Class A common stock on the Nasdaq Global Select Market was $160.355 per share.
Our registration of the shares of Class A common stock covered by this prospectus does not mean the selling stockholder will offer or sell any of the shares. The selling stockholder may sell the shares of Class A common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell the shares in the section entitled “Plan of Distribution” beginning on page 7 of this prospectus.
Investing in our Class A common stock involves a high degree of risk. See the section titled “Risk Factors” on page 4 of this prospectus, any similar section contained in any applicable prospectus supplement and the risk factors in the documents incorporated by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 2, 2020.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using an “automatic shelf” registration process. Under this process, the selling stockholder or its transferees or other successors-in-interest may, from time to time, offer or sell shares of our Class A common stock in one or more offerings or resales.
This prospectus provides you with a general description of the shares of the Class A common stock that the selling stockholder may offer, sell or otherwise dispose of. When the selling stockholder sells shares of our Class A common stock using this prospectus, we will, to the extent required, provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. Any prospectus supplement and any free writing prospectus will contain more specific information about that offering. Any prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the information in any prospectus supplement, you should rely on the information in the prospectus supplement (including any information incorporated by reference therein).
The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information may be contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and any applicable prospectus supplement together with the additional information that is incorporated or deemed to be incorporated by reference in this prospectus before making an investment in our Class A common stock. See “Where You Can Find More Information; Incorporation by Reference.”
Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus or any applicable prospectus supplement or free writing prospectus is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
We have not authorized anyone to give you information other than those contained in this prospectus or in any applicable prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The selling stockholder is not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.
Except where the context requires otherwise, references in this prospectus to “Bandwidth,” the “Company,” “we,” “us” and “our” refer to Bandwidth Inc. and, as appropriate, its consolidated subsidiaries, and references to our “common stock” include our Class A common stock and Class B common stock.
“Bandwidth” and other trade names, trademarks or service marks of Bandwidth appearing in this prospectus are the property of Bandwidth. For ease of reference, the trademarks, trade names and service marks used in this prospectus are used without the TM and ® symbols, but that does not mean that we will not assert, to the full extent permitted by law, our full rights and the rights of our licensors over our trademarks. Other trademarks and trade names appearing in this prospectus are the property of their respective holders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we incorporate by reference herein contain forward-looking statements, particularly in the sections of this prospectus titled “Prospectus Summary” and “Risk Factors” and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report filed on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) and our quarterly reports for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020 filed on Form 10-Q (each a “Quarterly Report” and collectively, the “Quarterly Reports”), which are incorporated by reference in this prospectus. Forward-looking statements generally can be identified by the words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “estimate,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations strategy, plans or intentions.
These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report and our Quarterly Reports, which are incorporated by reference in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.
You should read this prospectus and the documents that we incorporate by reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus from our filings with the SEC listed under the section of this prospectus titled “Where You Can Find More Information; Incorporation by Reference.” This summary does not contain all the information that you should consider before investing in our Class A common stock. You should read the following summary together with the more detailed information regarding our company, the Class A common stock being registered under this prospectus and our financial statements and notes thereto incorporated by reference in this prospectus before deciding whether to purchase shares of our Class A common stock from the selling stockholder.
We are a leading cloud-based communications platform for enterprises. Our solutions include a broad range of software application programming interfaces (“APIs”) for voice and text functionality and our owned and managed, purpose-built IP voice network. Our sophisticated and easy-to-use software APIs allow enterprises to enhance their products and services by incorporating advanced voice and text capabilities. Companies use our platform to more frequently and seamlessly connect with their end users, add voice calling capabilities to residential Internet of Things devices, offer end users new mobile application experiences and improve employee productivity, among other use cases. By owning and operating a capital-efficient, purpose-built IP voice network, we are able to offer advanced monitoring, reporting and analytics, superior customer service, dedicated operating teams, personalized support, and flexible cost structures. Over the last ten years, we have pioneered the communications platform-as-a-service (“CPaaS”) space through our innovation-rich culture and focus on empowering enterprises with end-to-end communications solutions.
Our voice software APIs allow enterprises to make and receive phone calls and create advanced voice experiences. Integration with our purpose-built IP voice network ensures enterprise-grade functionality and secure, high-quality connections. Our messaging software APIs provide enterprises with advanced tools to connect with end users via messaging. Our customers also use our solutions to enable 911 and other emergency services response capabilities, real-time provisioning and activation of phone numbers and toll-free number messaging.
We are the only CPaaS provider in the industry with our own nationwide IP voice network in the United States, which we have purpose-built for our platform. Our network is capital-efficient and custom-built to support the applications and experiences that make a difference in the way enterprises communicate. Since a communications platform is only as strong as the network that backs it, we believe our network provides a significant competitive advantage in the control, quality, pricing power and scalability of our offering. We are able to control the quality and provide the support our customers expect, as well as efficiently meet scalability and cost requirements.
Our executive offices are located at 900 Main Campus Drive, Raleigh, NC 27606, and our telephone number is (800) 808-5150.
Recent Developments
On November 2, 2020 (the “Closing Date”), we completed the purchase of all of the A Ordinary Shares, B Ordinary Shares and C Ordinary Shares of Voice Topco Limited, a private limited liability company incorporated under the laws of England and Wales (No. 9717662) and all of the A Preference Shares and B Preference Shares in Voice Finco Limited, a private limited liability company incorporated under the laws of England and Wales (No. 9717740) (the “Share Purchase” and completion of the Share Purchase, the “Closing”) pursuant to the Purchase Agreement. Subject to Closing occurring on the Closing Date, Closing shall be deemed to have taken place as at 11:59 pm (GMT) on October 31, 2020. As consideration for the Share Purchase, we (i) paid the Seller Stockholders $413 million in cash (subject to customary working capital and certain other adjustments) and (ii) issued 663,394 shares of our Class A common stock as directed by Voicebox.
In connection with the Share Purchase, we entered into a registration rights agreement with Voicebox (the “Registration Rights Agreement”) pursuant to which we agreed to file a registration statement to register for resale the shares of Class A common stock issued in the Share Purchase. We agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus is a part continuously effective until all registrable securities have been disposed or sold or have been transferred in a transaction pursuant to which the registration rights of the selling stockholder are not also assigned. We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholder will bear all commissions and discounts, if any, attributable to the sales of shares. The issuance of the shares of Class A common stock was exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

RISK FACTORS
An investment in any Class A Common Stock offered pursuant to this prospectus involves risks. You should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in our Annual Report, Quarterly Reports and Current Reports on Form 8-K, before making an investment decision.

USE OF PROCEEDS
The selling stockholder will receive all of the proceeds from the sale of shares of Class A common stock under this prospectus. We will not receive any proceeds from these sales.

SELLING STOCKHOLDER
Up to 663,394 shares of Class A common stock are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholder. The shares being offered were issued to the selling stockholder pursuant to the Purchase Agreement. The selling stockholder may, from time to time, offer and sell pursuant to this prospectus and any applicable prospectus supplement any or all of the shares of Class A common stock being registered. When we refer to the “selling stockholder” in this prospectus, we mean the person listed in the table below.
The table below sets forth certain information known to us, based upon written representations from the selling stockholder, with respect to the beneficial ownership of our shares of Class A common stock held by the selling stockholder as of November 2, 2020, the date of Closing of the Share Purchase. Because the selling stockholder may sell, transfer or otherwise dispose of all, some or none of the shares of our Class A common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholder, or the amount or percentage of shares of our Class A common stock that will be held by the selling stockholder upon termination of any particular offering. See the section of this prospectus captioned “Plan of Distribution” for additional information. For purposes of the table below, we assume that the selling stockholder will sell all of its shares of Class A common stock covered by this prospectus.
In the table below, the percentage of shares beneficially owned is based on 22,066,934 shares of our Class A common stock outstanding on October 29, 2020, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under such rule, beneficial ownership includes any shares over which a selling stockholder has sole or shared voting power or investment power and also any shares that a selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights. Except as otherwise indicated, we believe that the selling stockholder has sole voting and investment power with respect to all shares of the Class A common stock shown as beneficially owned by it. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose. Once sold under the registration statement, of which this prospectus forms a part, the shares of Class A common stock will be freely tradable in the hands of persons other than our affiliates that may be subject to additional trading limitations (i.e., trading windows) under applicable laws.

	Prior to the Offering			After the Offering
Name of Beneficial Owner	Number of Shares of Class A Common Stock Beneficially Owned	Percentage of Shares of Class A Common Stock Beneficially Owned	Number of Shares of Class A Common Stock Being Registered for Resale	Number of Shares of Class A Common Stock Beneficially Owned	Percentage of Shares of Class A Common Stock Beneficially Owned
VIP II Nominees Limited (1)	663,394	3.0%	663,394	0	0
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(1) Consists of 663,394 shares of Class A common stock acquired at Closing. The business address of VIP II Nominees Limited is 105 Wigmore Street, London, W1U 1QY. VIP II Nominees Limited is wholly-owned by Vitruvian Partners LLP, which is the general partner and investment manager for certain limited partnerships, which together comprise the Vitruvian Investment Partnership II and has the power to vote and dispose of these shares.

PLAN OF DISTRIBUTION
The selling stockholder and any of its transferees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their respective shares of Class A common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares or interests therein:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•in the over-the-counter market;
•in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•underwritten transactions;
•purchases by a broker-dealer or dealer as principal and resale by the broker-dealer or dealer for its account pursuant to this prospectus;
•an exchange or market distribution in accordance with the rules of the applicable exchange or market;
•privately negotiated transactions;
•settlement of short sales;
•broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•through options, swaps or derivatives, whether or not listed on an exchange;
•gifts to charitable organizations, who may in turn sell such shares in accordance with the methods described herein;
•a combination of any such methods of disposition; and
•any other method permitted pursuant to applicable law.
The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Such transactions may be effected by the selling stockholder at market prices prevailing at the time of sale or at negotiated prices.
Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.
In connection with the sale of shares, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our Class A common stock short and deliver these securities to close out its short positions or to return borrowed shares in connection with such short sales, or loan or pledge the Class A common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities, which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of Class A common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
Pursuant to the Registration Rights Agreement, we have agreed to indemnify in certain circumstances the selling stockholder against certain liabilities, including certain liabilities under the Securities Act. The selling stockholder has agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling stockholder may indemnify any underwriter or broker-dealer that participates in transactions involving the sale of shares of Class A Common Stock against certain liabilities, including liabilities arising under the Securities Act.
We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Exchange Act, during such time as it may be engaged in a distribution of the shares, if applicable. This regulation may affect the marketability of the shares.
We will pay all fees and expenses incident to the registration of the shares.
There can be no assurance that the selling stockholder will sell any or all of the shares registered pursuant to the registration statement, of which this prospectus forms a part.
Once sold under the registration statement, of which this prospectus forms a part, the shares of Class A common stock will be freely tradable in the hands of persons other than our affiliates that may be subject to additional trading limitations (i.e., trading windows) under applicable laws.

DESCRIPTION OF CAPITAL STOCK
General
Our authorized capital stock consists of 120,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. Our common stock is divided into two classes, Class A common stock and Class B common stock. Our authorized Class A common stock consists of 100,000,000 shares and our authorized Class B common stock consists of 20,000,000 shares.
The following description of our capital stock and provisions of our second amended and restated certificate of incorporation and second amended and restated bylaws are summaries and are qualified by reference to the second amended and restated certificate of incorporation and second amended and restated bylaws. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.
Class A Common Stock and Class B Common Stock
As of October 29, 2020 there were (i) 21,403,540 shares of our Class A common stock outstanding and held of record by 19 stockholders and (ii) 2,818,462 shares of Class B common stock outstanding and held of record by 8 stockholders.
Voting Rights
Holders of our Class A common stock and Class B common stock have identical rights, provided that, except as otherwise expressly provided in our second amended and restated certificate of incorporation or required by applicable law, on any matter that is submitted to a vote of our stockholders, holders of our Class A common stock are entitled to one vote per share of Class A common stock and holders of our Class B common stock are entitled to ten votes per share of Class B common stock. Holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, except that there will be a separate vote of our Class A common stock and Class B common stock in the following circumstances:
•if we were to seek to amend our second amended and restated certificate of incorporation to increase or decrease the par value of a class of our common stock, then that class would be required to vote separately to approve the proposed amendment; and
•if we were to seek to amend our second amended and restated certificate of incorporation in a manner that alters or changes the powers, preferences or special rights of a class of our common stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.
Our second amended and restated certificate of incorporation provides that we may not increase or decrease the authorized number of shares of Class A common stock or Class B common stock without the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class. In addition, we may not issue any shares of Class B common stock, unless that issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class B common stock.
We have not provided for cumulative voting for the election of directors in our second amended and restated certificate of incorporation.
Economic Rights
Except as otherwise expressly provided in our second amended and restated certificate of incorporation or required by applicable law, shares of Class A common stock and Class B common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters, including, without limitation, those described below.
Dividends. Any dividend or distributions paid or payable to the holders of shares of Class A common stock and Class B common stock shall be paid pro rata, on an equal priority, pari passu basis, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of the applicable class of stock treated adversely, voting separately as a class; provided, however, that if a dividend or distribution is paid in the form of Class A common stock or Class B common stock (or rights to acquire shares of Class A common stock or Class B common stock), then the holders of the Class A common stock shall receive Class A common stock (or rights to acquire shares of Class A common stock) and holders of Class B common stock shall receive Class B common stock (or rights to acquire shares of Class B common stock).

Liquidation. In the event of our liquidation, dissolution or winding-up, upon the completion of the distributions required with respect to any series of preferred stock that may then be outstanding, our remaining assets legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Class A common stock and Class B common stock.
Subdivisions and Combinations. If we subdivide or combine in any manner outstanding shares of Class A common stock or Class B common stock, then the outstanding shares of the other class will be subdivided or combined in the same proportion and manner, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class B common stock, each voting separately as a class.
Change of Control Transaction. In connection with any change of control, the holders of Class A common stock and Class B common stock will be treated equally and identically with respect to shares of Class A common stock or Class B common stock owned by them, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.
Conversion
Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon (a) any transfer, whether or not for value and whether voluntary or involuntary or by operation of law, except for certain transfers described in our second amended and restated certificate of incorporation, including, without limitation, certain transfers for tax and estate planning purposes, (b) the date specified by the affirmative vote of the holders of at least 66⅔% of the outstanding shares of Class B common stock and (c) certain stockholders beneficially owning, directly or indirectly, in the aggregate less than 40% of the number of shares of Class B common stock held by such stockholders.
Preferred Stock
Under the terms of our second amended and restated certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from seeking to acquire, a majority of our outstanding voting stock. As of the date hereof, there are no shares of preferred stock outstanding, and we have no present plans to issue any shares of preferred stock.
Options
As of October 29, 2020, we had outstanding options to purchase (i) an aggregate of 251,106 shares of our Class A common stock under our 2010 Equity Compensation Plan, at a weighted-average exercise price of $10.25 per share, and (ii) 12,965 shares of our Class A common stock under our 2017 Incentive Award Plan, at a weighted-average exercise price of $22.81 per share.
Restricted Stock Units
As of October 29, 2020, we had outstanding restricted stock units of 446,214 under our 2017 Incentive Award Plan.
Registration Rights Agreement
As described elsewhere in this prospectus, on the closing date of the Share Purchase, we entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we are required to prepare and file, at our expense, a registration statement covering the resale of 663,394 shares of our Class A common stock issued to Voicebox in connection with the Share Purchase, and we are further required to use commercially reasonable efforts to maintain an effective registration statement for a shelf registration covering such resale. We are filing the registration statement of which this prospectus forms a part pursuant to such contractual obligations described above.

The Registration Rights Agreement does not provide for any cash penalties, liquidated damages or other specific penalties resulting from delays in registering the securities covered by the agreement. The holders of the Class A common stock covered by the Registration Rights Agreement have the right to pursue an injunction in order to prevent a breach and to enforce their rights under the Registration Rights Agreement.
Anti-Takeover Provisions
We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.
Removal of Directors
Our second amended and restated certificate of incorporation and our second amended and restated bylaws provide that a director may be removed only for cause and only by the affirmative vote of the holders of at least 66⅔% of the votes that all of our stockholders would be entitled to cast in an annual election of directors. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.
The limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.
Super-Majority Voting
The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our second amended and restated bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least 66⅔% of the votes that all of our stockholders would be entitled to cast in an annual election of directors. In addition, the affirmative vote of the holders of at least 66⅔% of the votes which all our stockholders would be entitled to cast in an election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our second amended and restated certificate of incorporation described in this paragraph and the section captioned “Removal of Directors.”
Stockholder Action; Special Meeting of Stockholders
Our second amended and restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders. Our second amended and restated certificate of incorporation and our second amended and restated bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our chairman of the board, our Chief Executive Officer or our board of directors.
Exclusive Jurisdiction
Our second amended and restated bylaws provide that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers, or other employees to us or to our stockholders, any action asserting a claim governed by the internal affairs doctrine or any action asserting a claim arising pursuant to the Delaware General Corporation Law.
Authorized but Unissued Shares
The authorized but unissued shares of our Class A common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NASDAQ Global Select Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.
Listing
Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “BAND”.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our Class A common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our Class A common stock.
This discussion is limited to Non-U.S. Holders that hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•U.S. expatriates and former citizens or long-term residents of the United States;
•persons holding our Class A common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies and other financial institutions;
•brokers, dealers or traders in securities;
•“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
•partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•tax-exempt organizations or governmental organizations;
•persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;
•persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•tax-qualified retirement plans;
•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and
•persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of an owner of such entity or arrangement will depend on the status of such owner, the activities of such entity or arrangement and certain determinations made at the owner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes that hold our Class A common stock and the owners in such entities or arrangements should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER

THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock that is neither a “U.S. person” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
Distributions
We do not expect to pay dividends in the foreseeable future. However, if we do make distributions of cash or property on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Sale or Other Taxable Disposition.”
Subject to the discussion below regarding effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);
•the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•our Class A common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder will not be subject to U.S. federal income tax if our Class A common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our Class A common stock will not be subject to backup withholding provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Class A common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A common stock.

LEGAL MATTERS
The validity of the common stock offered by this prospectus has been passed upon for us by Latham & Watkins, LLP, New York, New York. Additional legal matters may be passed upon for us, the selling stockholder or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Bandwidth Inc. appearing in Bandwidth Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Bandwidth Inc.’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is https://www.bandwidth.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 21, 2020.
•The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 13, 2020.
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 4, 2020, July 31, 2020 and October 30, 2020, respectively.
•Our Current Reports on Form 8-K filed with the SEC on February 25, 2020, February 26, 2020, March 2, 2020, April 30, 2020 (with respect to Item 1.01), May 21, 2020, June 17, 2020, October 13, 2020 and November 2, 2020.
•The description of our Class A common stock contained in the registration statement on Form 8-A filed with the SEC on November 8, 2017 and any amendment or report filed with the SEC for the purpose of updating the description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Bandwidth Inc.
Attention: Corporate Secretary
900 Main Campus Drive, Suite 100
Raleigh, NC 27606

Telephone: (800) 808-5150
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC Registration Fee	$11,675
Legal Fees and Expenses	200,000
Accounting Fees and Expenses	115,000
Printing Expenses	5,000
$331,675

Item 15. Indemnification of Directors and Officers.
Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.
Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.
We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and our second amended and restated certificate of incorporation and bylaws.
We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.
Any underwriting agreement or distribution agreement that we enter into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify us, some or all of our directors and officers and our controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.
Item 16. Exhibits.

Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
3.1#	Second Amended and Restated Certificate of Incorporation.	8-K	001-38285	3.1	12/14/2017
3.2#	Second Amended and Restated Bylaws.	8-K	001-38285	3.2	12/14/2017
4.1#	Form of Registration Rights Agreement, dated October 12, 2020.	8-K	001-38285	10.2	10/13/2020
5.1**	Opinion of Latham & Watkins LLP.
23.1**	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2**	Consent of Ernst & Young LLP.
24.1**	Power of Attorney (included in the signature page to this Registration Statement).

#	Previously filed.
**	Filed herewith
Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 2nd day of November, 2020.

BANDWIDTH INC.

By:	/s/ David A. Morken
Name:	David A. Morken
Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY
Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints David A. Morken, Jeffrey A. Hoffman and W. Christopher Matton, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David A. Morken	Chief Executive Officer and Chairman (Principal Executive Officer)	November 2, 2020
David A. Morken
/s/ Jeffrey A. Hoffman	Chief Financial Officer (Principal Accounting and Financial Officer)	November 2, 2020
Jeffrey A. Hoffman
/s/ Brian D. Bailey	Director	November 2, 2020
Brian D. Bailey
/s/ Lukas M. Roush	Director	November 2, 2020
Lukas M. Roush
/s/ John C. Murdock	Director	November 2, 2020
John C. Murdock
/s/ Douglas A. Suriano	Director	November 2, 2020
Douglas A. Suriano